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EXHIBIT 10.3                                                      Execution Copy
                                                                  --------------

                             Management Agreement


     This Management Agreement (this "Agreement") dated as of July 30, 1999
                                      ---------
among SMTC Corporation, a Delaware corporation (the "Company"), Bain Capital
                                                     -------
Partners VI, L.P., a Delaware limited partnership ("Bain"), Celerity Management
                                                    ----
Co., Inc., a Delaware corporation ("Celerity") and Kilmer Electronics Group
                                    --------
Limited, an Ontario corporation ("KEGL").
                                  ----

          WHEREAS, pursuant to the Reorganization and Merger Agreement dated as of July 26, 1999 among The Surface Mount Technology Centre Inc, an Ontario corporation, the Company, HTM Holdings, Inc., a Delaware corporation ("HTM") and their respective stockholders (the "Merger Agreement"), HTM is
       ---                                           ----------------
     to be merged into a newly organized subsidiary of the Company;

          WHEREAS, funds (the "Bain Funds") affiliated with Bain and Celerity
                               ----------
     EMSIcon, LLC (the "Celerity Fund"), an affiliate of Celerity will provide
                        -------------
     equity financing in connection with the transactions contemplated by the Merger Agreement and the Bain Funds, the Celerity Fund and KEGL each, directly or indirectly, will be holders of equity interests in the Company upon consummation of such transactions;

          WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to retain each of Bain, Celerity and KEGL (each a "Service
                                                                        -------
     Provider" and collectively, the "Service Providers") to provide certain
     --------                         -----------------
     management and advisory services to the Company, and each of Bain, Celerity and KEGL desire to provide such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Each Service Provider hereby severally agrees that, during the term of this Agreement (the "Term"), it will:
                                  ----

     a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and
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     b.   provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

          i.   advice with respect to the investment of funds; and

          ii. advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company.

2.   Payment of Fees. The Company hereby agrees to:

     a. during the Term, pay to each Service Provider (or, in each case, an affiliate designated by it) a management fee in an amount equal to its Pro Rata Share of $625,000 per annum in exchange for the services provided to the Company by such Service Provider, as more fully described in Section 1 of this Agreement, such fee being payable by the Company quarterly in advance, the first such payment to be made on the Merger Closing Date (as defined in the Merger Agreement); and

     b. during the Term, allow each Service Provider to participate in the negotiation and consummation of senior financing for any acquisition transactions by the Company or any of its direct or indirect subsidiaries, and pay to each Service Provider (or, in each case, an affiliate designated by it) a fee in connection therewith equal to its Pro Rata Share of one percent (1%) of the gross purchase price of the transaction (including all liabilities assumed or otherwise included in the transaction), such fee to be due and payable for the foregoing services at the closing of such transaction, whether or not any such senior financing is actually committed or drawn upon.

     For purposes of this Agreement, Bain's "Pro Rata Share" shall be equal to 40%, Celerity's "Pro Rata Share" shall be equal to 40% and KEGL's "Pro Rata Share" shall be equal to 20%.

     The Company further agrees to pay on demand all expenses incurred by the Service Providers in connection with this Agreement and any out-of-pocket expenses incurred by the Service Providers in connection with the provision of services hereunder.

     Each payment made to a Service Provider pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as such Service Provider may specify to the Company in writing prior to such payment.

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3.   Term. This Agreement shall continue in full force and effect with respect to each Service Provider for so long as such Service Provider (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that (a) this Agreement shall terminate upon the
            --------  -------
     earlier of (i) a Change of Control (as defined in the Stockholders Agreement dated as of the date hereof among the Company and the stockholders listed on the signature pages thereto, as amended or otherwise modified from time to time) and (ii) the fifth anniversary of the Merger Closing Date (as defined in the Merger Agreement), (b) the Company may terminate this Agreement with respect to any Service Provider following a material breach of the terms of this Agreement by such Service Provider and a failure to cure such breach within 30 days following written notice thereof and (c) each Service Provider may terminate this Agreement with respect to itself (i) following a material breach of this Agreement by the Company and failure to cure such breach within 30 days following written notice thereof or (ii) at any time upon not less than 60 days written notice to the Company; and provided further that each of (x) the
                                -------- -------
     obligations of the Company under Section 4 below, (y) any and all accrued and unpaid obligations of the Company owed under Section 2 above and (z) the provisions of Section 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

4. Indemnification. In consideration of the execution and delivery of this Agreement by each Service Provider, the Company hereby agrees to indemnify, exonerate and hold each of Bain, Bain Capital, Inc., each Bain Fund, Celerity, the Celerity Fund and KEGL, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and
                                                  -----------
     harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees
                         -----------------------
     or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the provision of services hereunder except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

5. Assignment, etc. Except as provided below, no party shall have the right to assign this Agreement. Each Service Provider acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by a Service Provider (other than as provided below) shall be void. Notwithstanding the foregoing, (a) a

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     Service Provider may assign all or part of its rights and obligations hereunder to any affiliate of such Service Provider which provides services similar to those called for by this Agreement, in which event such Service Provider shall be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of the Bain Funds and the Celerity Fund shall inure to the benefit of their successors and assigns.

6. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective as against any party, unless in writing and executed such party. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.   Miscellaneous.

     a. Freedom to Pursue Opportunities, Etc. In anticipation that the Company and one or more of the Service Providers (or one or more of their respective affiliates, associated investment funds or portfolio companies, or clients) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company under this Agreement and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this clause (a) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve any Service Provider. Except as any Service Provider may otherwise agree in writing (solely as to itself), after the date hereof:

          i. each Service Provider shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly:
                (A) engage in the same or similar business activities or lines of business as the Company, including those competing with the Company and (B) do business with any client or customer of the Company;

          ii. No Service Provider nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

          iii In the event that any Service Provider acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the

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               Company and one or more Service Providers or any other person, such Service Provider shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that Bain directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

     b. Limitation of Liability. In no event will any party hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by any Service Provider hereunder.

     c. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     d. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Delaware. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should
                                                   ----- --- ----------
          be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware,

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          agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section
          9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

     e. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

8. Merger/Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change

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     of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

     If to the Company, to it at:

          SMTC Corporation
          c/o EMSIcon Investments, LLC
          Two Copley Place, 7th Floor
          Boston, Massachusetts 02116
          Attention:  David Dominik
                      Prescott Ashe

          with a copy to:

          The Surface Mount Technology Centre Inc.
          625 Hood Road
          Markham, Ontario L3R 4N6
          Canada
          Attention:  President

     If to Bain, to it at:

          Two Copley Place, 7th Floor
          Boston, Massachusetts 02116
          Attention:  David Dominik
                      Prescott Ashe

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, Massachusetts 02110
          Attention:  Alfred O. Rose

     If to Celerity, to it at:

          Celerity Management Co., Inc.
          11111 Santa Monica Boulevard, Suite 1111
          Los Angeles, CA 90025
          Attention:  Stephen E. Adamson

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          with a copy to:

          Brownstein, Hyatt & Farber, P.C.
          410 Seventeenth Street, Suite 2200
          Denver, CO 80202-4437
          Attention:  Jacquelyn Kilmer

     If to KEGL, to it at:

          50 Ashwarren Road
          Downsview, Ontario M3J 1Z5
          Canada
          Attention:  Michael Griffiths

          with a copy to:

          McMillian Binch
          Royal Bank Plaza South Tower
          Suite 3800
          Toronto, Ontario M5J 2J7
          Canada
          Attention:  Ted Scott

10. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

11. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


The Company:                  SMTC CORPORATION


                              By /s/ Prescott Ashe
                                 ____________________________
                                  Title:


Bain:                         Bain Capital Partners VI, L.P.

                              By  Bain Capital Investors VI, Inc.,
                                  its general partner


                              By /s/ David Dominik
                                 ____________________________
                                  Title:


Celerity:                     Celerity Management Co., Inc.


                              By /s/ Stephen Adamson
                                 ____________________________
                                  Title: President


KEGL:                         Kilmer Electronics Group Limited


                              By /s/ Michael Griffiths
                                 ____________________________
                                  Title:
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                                                                   Schedule 1 to
                                                            Management Agreement
                                                            --------------------


                    Wire Transfer Instructions for
                    Bain Capital Partners VI, L.P.
                    Citibank N.A.
                    ABA # 021 000 089
                    For Brown Brothers Harriman
                    Account # 09250276
                    To Further Credit:
                    Bain Capital Partners VI, L.P.
                    Acct. # 610276-8


                    Wire Instructions for
                    Celerity Management Co., INC.
                    City National Bank
                    400 North Roxbury Drive
                    Beverly Hills, CA 90210
                    ABA # 122 016 066
                    For credit to the account of:  Celerity Management Co., Inc.
                    Account:  101 113 531


                    Wire Instructions for
                    Kilmer Electronics Group Limited
                    Bank of Montreal
                    100 King St. West
                    Toronto, Ontario
                    M5X 1A3
                    Bank Code: 001
                    Transit #: 00022
                    Account #: 1286108
                    SWIFT #: BOFMCAM2
                    Beneficiary #: 21027937